EXHIBIT 1

                      TERMINATION OF JOINT FILING AGREEMENT

The undersigned, hereby agree to terminate the Joint Filing Agreement dated March 2, 2001, effective May 24, 2002.


                                        /s/ Mark S. Howells
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                                        Mark S. Howells


                                        /s/ Bruce W. Derrick
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                                        Bruce W. Derrick